Exhibit 24

Power of Attorney

Know all by these presents that the undersigned hereby constitutes and appoints each of Tobin K. Clark, Jeffrey S. Mecom and Carolyn B. Johnson, signing singly, as the undersigneds true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of IMCO Recycling Inc. (the Company), Forms 3, 4, and 5, and amendments thereto, in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of December, 2003.


/s/John E. Balkcom
Signature


John E. Balkcom
Printed Name


State of Illinois )
		  )  ss
County of Cook    )

Sworn to before me this 12th day of December, 2003.


/s/ Donny Jordan				Notary Public
(SEAL)

CONFIRMING STATEMENT

This Statement confirms that the undersigned, John E. Balkcom, has authorized and designated Tobin K. Clark, Jeffrey S. Mecom and Carolyn
B. Johnson, signing singly, to execute and file on the undersigneds behalf all Forms 3, 4 and 5, including any amendments thereto, that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of IMCO Recycling Inc. The authority of Tobin K. Clark, Jeffrey S. Mecom and Carolyn B. Johnson under this Confirming Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5, or any amendments thereto, with regard to the undersigneds ownership of or transaction in securities of IMCO Recycling Inc., unless earlier revoked in writing. The undersigned acknowledges that Tobin K. Clark, Jeffrey S. Mecom and Carolyn B. Johnson are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.


Dated:  December 12, 2003


/s/John E. Balkcom
John E. Balkcom